UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

On September 21, 2012, the Company provided an update on the quarter ending September 28, 2012 (the “September quarter”) and the fiscal year ending June 28, 2013 (“fiscal year 2013”).  The Company expects the industry’s total available market for hard drives in the September quarter to be approximately 140 million units and it expects to maintain 40 percent to 43 percent market share.  As a result, the Company estimates revenue for the September quarter to be approximately 5 percent to 7 percent lower than its previous guidance of $4 billion. The Company estimates its gross margin for the September quarter to be approximately 30 percent.

For fiscal year 2013, the Company expects to incur operating expenses, excluding cost of revenue, of approximately $400 million per quarter.  In addition, capital expenditures for fiscal year 2013 are expected to be approximately $750 million.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 28, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this Current report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 8, 2012, which statements are incorporated into this Current report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: September 21, 2012

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